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                                                                    EXHIBIT 5(b)

               [CLEARY GOTTLIEB STEEN & HAMILTON LLP LETTERHEAD]


Writer's Direct Dial: (212) 225-2038
E-Mail: skang@cgsh.com
                                                                       [o], 2005

NCL Corporation Ltd.
7665 Corporate Center Drive
Miami, Florida 33126



Ladies and Gentlemen:

         We have acted as your special United States counsel in connection with the Registration Statement on Form F-4 (the "Registration Statement") filed on the date hereof by NCL Corporation Ltd., a Bermuda corporation (the "Company"), with the United States Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed offer to exchange (the "Exchange Offer") all of the Company's outstanding 10 5/8% senior notes due 2014 that were issued on July 15, 2004 ("Old Notes") for an equal amount of new 10 5/8% senior notes due 2014 ("New Notes"). The New Notes will be issued under the indenture dated as of July 15, 2004, between the Company and JPMorgan Chase Bank, as Trustee (the "Indenture").

         In arriving at the opinion expressed below, we have reviewed the following documents:

         (a) the Registration Statement;

         (b) an executed copy of the Indenture; and

         (c) a form of the New Notes.

In addition, we have reviewed originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

         In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the New Notes will conform to the form thereof that we have reviewed and will be duly authenticated in accordance with the terms of the Indenture.

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NCL Corporation Ltd., p. 2



         Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the New Notes, in the form included in Exhibit 4(a) to the Registration Statement, have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture, and duly issued and delivered on consummation of the Exchange Offer in exchange for an equal principal amount of Old Notes, the New Notes will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

         Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that each party to such agreement or obligation other than the Company has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it,
(b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights.

         The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York. Insofar as they depend on matters of Bermuda law, we have relied on the opinion of Cox Hallett Wilkinson, Bermuda counsel to the Company, included as Exhibit 5(a) to the Registration Statement.

         We hereby consent to the filing of this opinion as Exhibit 5(b) to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal matters". In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                  Very truly yours,

                                 CLEARY GOTTLIEB STEEN & HAMILTON LLP



                                 By
                                    ----------------------------------------
                                              Sung K. Kang, a Partner